                                                                   Exhibit 10.35



                                 HOLOGIC, INC.


                      UNITED STATES DISTRIBUTION AGREEMENT
                          (DXA PRODUCTS/UNITED STATES)

This Agreement is made as of June 1, 1998 (the "Effective Date") by and between:

HOLOGIC, INC., a corporation organized under the laws of the State of Delaware, which has a usual place of business at 590 Lincoln Street, Waltham, Massachusetts 02154, United States of America (hereinafter "Hologic") and

PHYSICIAN SALES AND SERVICE, INC., (hereinafter "PSS") which has a usual place of business at 4345 Southpoint Blvd, Jacksonville, Florida 32216, (hereinafter referred to as "Distributor").


1.  Facts.
    -----

     Hologic designed and created the Product as hereinafter defined, and is the owner of all trade secret, trademark, patent, and other intellectual property rights associated with the Product. Distributor desires to obtain certain rights for PSS to act as distributor for the Product for resale to certain Target Customers in the Territory for the Term of this Agreement, as these terms are hereinafter defined.


2.  Definitions.
    -----------

     (a) "Product," as used in this Agreement, means the items described in Exhibit A, which is attached hereto and incorporated herein.

     (b) "Target Customers," as used in this Agreement, means the persons and entities to whom the Distributor is authorized to sell in the Territory, not including Reserved Customers, as said Target Customers are described in Exhibit C which is attached hereto and incorporated herein.

     (c) "Reserved Customers," as used in this Agreement, means the persons and entities to whom the Distributor is NOT authorized to sell, and which Reserved Customer are reserved for Hologic or third party sales, as said Reserved Customers are described in Exhibit C which is attached hereto and incorporated herein.

     (d) "Territory," as used in this Agreement means the respective geographic areas described in Exhibit C which is attached hereto and incorporated herein.

3.  Exclusive and Non Exclusive Distribution Rights.
    -----------------------------------------------

     (a) Subject to the terms of this Agreement, Hologic hereby grants to Distributor an EXCLUSIVE license to distribute its QDR 4000 and 4500C Product line solely to its Target Customers as described in Exhibit C in the Territory and a non-exclusive license to distribute its QDR 4500C Product line solely to Target Customers that are existing DXA users as described in Exhibit C in the Territory. Distributor shall not market, sell, license or accept orders from Reserved Customers, or for installation outside of the Territory without the advance written consent of Hologic. Distributor's rights pursuant to this
Section 3(a) may be sublicensed to subdistributors in the Territory only with Hologic's prior written consent, which consent may be withheld for any reason.

     (b) Subject to the terms of this Agreement, Hologic hereby grants Distributor (but not its subdistributors) a non-exclusive, non-transferable license to represent themselves as an "Authorized Distributor" of the Product and to use Hologic trademarks identified in Exhibit D (attached hereto and incorporated herein) in connection therewith.


4.  Obligations of Distributor.
    --------------------------

     Distributor shall:

     (a) Establish for each year period of the Term, commencing as of the Effective Date, a mutually agreed Sales Target, not less than as stated in Exhibit B hereto, together with a Product Plan with quarterly targets and milestones, noting significant actions necessary to accomplish the said Sales Target.

     (b) Use its best efforts to comply with the Sales Target and Product Plan described in Section 4(a) hereof, and to market and sell the Product to Target Customers in the Territory.

     (c) Consult with Hologic before entering into any negotiation or discussion with any third party to directly or indirectly represent or offer for sale any product or device directly competitive with the Product, including Dual X-Ray Absorptiometry ("DXA"), peripheral DXA, bone ultrasound, Single X-Ray Absorptiometry ("SXA"), Radiological Absorptiometry ("RA"), or Quantitative Computed Tomography ("QCT") bone devices. If Distributor represents or offers for sale or sell any such directly competitive product or device, Hologic shall be entitled to terminate this Agreement pursuant to Section 8(b) hereof on thirty (30) days advance written notice.

     (d) Meet with and provide Hologic with a written business report on a quarterly basis, describing its sales and marketing activities for the preceding quarter and providing a forecast and summary of marketing and promotional activities scheduled for the next quarter.

     (e) Not incur any liability on behalf of Hologic, nor in any way pledge or purport to pledge Hologic's credit; nor describe or hold itself out as an employee of Hologic; nor describe itself other than as a distributor of the Product; nor make any claims, warranties or representations with respect to the Products except such which have been previously approved in writing by Hologic; and

     (f) Not distribute advertising or other printed matter created by Distributor referring to the Product without the specific prior approval in writing of Hologic with regard to the form, manner, extent and wording of each such item of advertising and printed matter. Advertising copy, brochures, promotional materials and manuals provided to Distributor by Hologic shall be deemed to be so approved by Hologic, unless Hologic otherwise informs Distributor in writing. All advertising by Distributor shall be without recourse to Hologic for any expense incurred unless such expense shall have been specifically authorized in writing by Hologic.


5.  Obligations and Rights of Hologic.
    ---------------------------------

     (a) Hologic will continue to offer for sale the Product, or a successor product, for the term of this Agreement. Hologic reserves the right, in its absolute and sole discretion, at any time and from time to time, to modify, alter or improve the Product, or to discontinue the Product (provided that it offers for sale a successor product), always providing Distributor with reasonable notice thereof, using its best commercial efforts to provide Distributor with a minimum of 90 days notice.

     (b) Hologic shall supply Distributor with (i) reasonable quantities of brochures, other promotional materials, and manuals for the Product; and (ii) the artwork and mechanicals required to support Distributor's production of its brochures and other promotional materials. Such materials shall be in English and shall be provided free of charge.

     (c) Hologic will provide such other marketing incentive programs as Hologic may, in its sole discretion, determine.

     (d) Prior to any Hologic announcement for sale in the Territory of any new product line directed primarily at Target Customers in the Territory (most particularly, any bone ultrasound product or any biochemical marker product) (and prior to entering into distribution agreements relating thereto) Hologic will provide Distributor with information as to its general marketing and sales goals for said new product line, in order that Distributor may provide to Hologic a proposal to distribute said product line under the terms of this Agreement or such other terms as may be appropriate.


6.  Prices, Payment, and Shipping.
    -----------------------------

     (a) Hologic's current Distributor Prices (F.O.B. Waltham and F.O.B. customer in the 48 contiguous United States (ground shipment)) are as set forth in Exhibit A-1 hereto. Hologic may change its Distributor Prices at its sole discretion upon sixty (60) days advance written notice. Product ordered before, but shipped after the effective date of any price change shall be charged for at the lower of the price before and after said change.

     (b) Distributor may purchase on an F.O.B. Waltham or F.O.B. customer (ground shipment) basis. Expenses associated with Hologic compliance with any request for any other method of packaging or shipping or any other F.O.B. point will be Distributor's sole responsibility. Distributor shall insure all Product ordered on an F.O.B. Waltham basis for full replacement value, including shipping charges, and shall submit evidence of such insurance to Hologic upon request. Upon request, Hologic will arrange for shipment of Product ordered on an F.O.B. Waltham basis to Distributor or its customer, provided that all Taxes, shipping and insurance charges and risks will be the responsibility of, and will be invoiced to Distributor.

     (c) Payment for all Product ordered (and shipping services provided) shall be due as specified on Exhibit A hereto.

     (d) Distributor will pay or reimburse Hologic for any taxes, however designated, arising from or based upon Hologic's sale of the Product to Distributor, this Agreement, the licenses granted pursuant to this Agreement, or Distributor's use or sale of the Product ("Taxes"), but not including any income or corporate excise tax assessed against, or levied on, Hologic. If applicable, Distributor shall furnish Hologic with whatever certificates or other instruments may be necessary or appropriate to evidence that Hologic's sales of the Product to Distributor are not subject to Taxes under applicable law.

     (e) Distributor shall order Product by submitting a written purchase order, which order shall be valid solely for the purpose of identifying Product ordered, prices, and requested delivery date(s); no other terms on any such purchase order shall be valid or a part of the agreement between Hologic and Distributor. Distributor shall provide at the same time a Installation, Software License and Confidentiality Agreement and Hologic Warranty Certificate, executed by the customer, (in the form attached as Exhibit E hereto). Hologic will confirm by Sales Order Acknowledgment, the delivery dates for ordered Product, and shall use reasonable efforts to meet Distributor's requested delivery dates, but shall not have any liability for failure to do so. Hologic reserves the right, in its absolute and sole discretion, at any time and from time to time, to decline the acceptance of any order submitted by Distributor or through Distributor's efforts.


7.  Independent Contractor - Expenses.
    ---------------------------------

     (a) Distributor is engaged in business as an independent distributor, and the parties acknowledge and agree that Distributor, in the performance of its duties and obligations pursuant to this Agreement, shall be acting as an independent contractor and not as an employee, agent or sales representative of Hologic.

     (b) Distributor shall bear all expenses incurred by it in acting hereunder, including (without limiting the generality of the foregoing) all office expenses, traveling and entertainment expenses, postage and salaries of its salesmen and its other personnel, as well as all advertising and promotional expenses except as provided in Section 5 hereof.


8.  Term.
    ----

     (a) This Agreement shall commence on the Effective Date hereof, shall extend for a period of two (2) years thereafter (the "Term"), and shall expire on May 31, 2000. The parties may extend this Agreement by mutual consent in writing at any time prior to its expiration.

     (b) Either party may terminate this Agreement for any reason or for no reason, effective thirty (30) days following receipt of written notice by the receiving party. Hologic may terminate this Agreement by written notice following the end of any quarter period hereof on fifteen (15) days written notice if Distributor has not complied with its Minimum Sales Target for said quarter period, as specified in Exhibit B.

     (c) Notwithstanding the foregoing, this Agreement shall terminate upon notice from Hologic, effective immediately, in the event of the bankruptcy or insolvency of Distributor, or in the event Distributor enters into a composition with its creditors, or if Distributor undergoes a change in control, management, or operating personnel responsible for sales of the Product.

     (d) Immediately upon expiration or termination of this Agreement by either party, Distributor will discontinue marketing the Product, and Hologic will repurchase all of Distributor's remaining inventory of the Product at the invoice price. Distributor will prepare and provide to Hologic within fifteen
(15) days of any such expiration or termination a list of all then-active prospective customers and the type and amount of Product expected to be sold to said customers during the six month period following the date of expiration or termination of this Agreement. For said six month period, so long as Distributor is in compliance with the terms of this Section, Hologic will honor any orders placed by Distributor for drop shipment during said period to said customers, up to the level of Distributor purchases during the prior six months, and subject to the provisions of this Agreement. In consideration for the fulfillment of said orders, Distributor agrees that it shall not, with respect to any customer prospect reported to Hologic in any Business Report during the six-months prior to said termination or expiration, or named on the list described above, represent, attempt to sell, or solicit orders for, any products competitive with the Product for six months following said expiration or termination of this Agreement.

     (e) Upon expiration or termination of this Agreement, Distributor shall promptly return to Hologic all technical information and literature relating to Products, including price lists, samples, documents and papers that may have been supplied to Distributor by Hologic.

9.  Installation, Customer Training and Warranties
    ----------------------------------------------

     (a) Unless otherwise agreed in writing in advance, Hologic shall be solely responsible for installation, customer training and warranty service for all Product purchased pursuant to this Agreement in accord with the terms set forth on Exhibit E hereto, provided that the Distributor provides with its order a Hologic Installation, Software License and Confidentiality Agreement in the form attached as Exhibit E executed by the customer.

     (b) Except as expressly set forth herein, or in Hologic's warranty accompanying the Products as packaged and shipped by Hologic (and accordingly subject to all conditions and limitations set forth therein), HOLOGIC MAKES, AND DISTRIBUTOR AND ITS CUSTOMERS RECEIVE, NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION NO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR AGAINST INFRINGEMENT.


10.  Software License and Intellectual Property Rights
     -------------------------------------------------

     (a) Under this Agreement, computer software ("Software") may be delivered in printed or machine-readable form. Title to the Software, including all patents, copyrights and property rights applicable thereto, and all foreign language versions thereof (whether prepared by Distributor or Hologic or a third party), shall at all times remain with Hologic. Software is valuable to Hologic and shall be treated as confidential information subject to the Confidential Information provisions of this Agreement. Distributor shall maintain all copyright, proprietary and other notices on the Software, and shall not decompile, disassemble or reverse engineer the Software, and shall not make it available to any party except employees using the Software as part of their duties.

     (b) Subject to the provisions of Article 10(a) hereof, Distributor is granted a non-exclusive royalty-free license to use Software for the Term of this Agreement solely on scanning equipment purchased under this Agreement and on which the Software is first installed, for performing and analyzing scans acquired on said equipment, and for no other purpose or business. No license is provided to use Software for multi-site quality control or data review purposes.

     (c)(i) Subject to the provisions of Article 10(a) hereof, Distributor is granted a non-exclusive royalty-free license for the Term of this Agreement to transmit (and to the extent not licensed directly to the customer by Hologic, to sublicense) Software with equipment purchased hereunder to its customers solely for operation of scanning equipment purchased from Distributor and on which the Software is first installed, provided that such customer first agrees in writing to be bound by terms and conditions set out in Exhibit E hereto. Hologic shall have the right to audit Distributor's compliance with this subsection upon reasonable notice. Distributor shall promptly notify Hologic of any violation of any license or sublicense or suspected misuse of Software in the Territory, and take all reasonable steps to cure said violation or misuse. Except as expressly provided by this section, Distributor has no right to use, sell, assign, transfer, copy or sublicense Software. (ii) Sublicenses granted by Distributor in conformity with this

Agreement, and in connection with Product for which Hologic has been paid in full, shall survive termination or expiration of this Agreement.


11.  Infringement.
     -------------

     In the event that any claim, suit, or other legal proceeding is threatened or commenced against Distributor that is founded, in whole or in part, on an allegation that the Product infringes any trade secret, trademark, patent or other intellectual property rights belonging to a third party, Distributor will give Hologic prompt written notice of such legal proceeding and Hologic may elect to assume sole control of the defense to or settlement of such dispute. Distributor shall cooperate fully with Hologic in any defense, settlement or compromise made by Hologic. Distributor shall not enter into any settlement agreement or other voluntary resolution of any such claim, suit, or other legal proceeding without obtaining Hologic's prior written consent thereto. If Distributor has complied with the procedures set forth in this Section 9(c), Hologic will indemnify and hold Distributor harmless from and against any loss, cost, damage, or other expenses incurred by Distributor as a result of such claim, suit or legal proceeding. If a final injunction is obtained against Distributor's use of the Product, or if in the opinion of Hologic the Product is likely to become the subject of a successful claim of infringement, Hologic may, at its option and expense, (i) procure for Distributor the right to continue distributing and/or using the Product, (ii) replace or modify the Product so that it becomes non-infringing, or (iii) if neither (i) or (ii) are reasonably available, accept return of Product held by Distributor and grant a credit therefor as depreciated, and terminate this Agreement without further obligation or liability. This indemnification provision shall be null and void and Hologic shall have no liability to the extent that any claim is based on any use of the Product in combination with any item not supplied by Hologic, or if the Product has been modified or tampered with in any way without the express written consent of Hologic, or if Distributor, affiliate, or customer has any interest in said claim, suit or legal proceeding or any license to any right so asserted.


12.  LIMITATION OF LIABILITY
     -----------------------

     EXCEPT WITH RESPECT TO CLAIMS PURSUANT TO SECTIONS 4(C), 10, 11, 14, OR 16 HEREOF, NEITHER PARTY BE LIABLE FOR ANY LOSS OF DATA, PROFITS OR USE OF THE PRODUCTS, OR FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE USE OR PERFORMANCE OF THE PRODUCT. THIS PROVISION SHALL NOT APPLY TO DISTRIBUTOR CLAIMS AGAINST HOLOGIC FOR DAMAGES INCURRED AND CLAIMED BY DISTRIBUTOR'S CUSTOMERS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE USE OR PERFORMANCE OF THE PRODUCT.


13.  Non-assignment.
     --------------

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that any assignment or transfer of this Agreement or any of the rights or obligations hereunder by Distributor without the written consent of Hologic shall be void and of no effect.


14.  Confidentiality Provisions.
     --------------------------

     (a) Each party (Receiving Party) agrees that it and its employees, agents and sub-Distributors shall treat and maintain as the disclosing party's (Disclosing Party's) confidential property, and not use or disclose to others during or for a period of three (3) years from the date this Agreement expires or is terminated, any business, financial or technical information, or other information of a confidential or proprietary nature, of or concerning the Disclosing Party, including information regarding the Disclosing Party's plans, programs, plants, processes, products, costs, equipment, operations or customers, (the "Confidential Information") which may come within the knowledge of the Receiving Party or its employees, agents or sub-Distributors in connection with the services performed hereunder, unless in each instance the Receiving Party secures the prior written consent of the Disclosing Party. The terms of this Agreement are agreed to comprise such Confidential Information.

     (b) Without limiting the foregoing, each party agrees that all drawings, specifications, calculations, data, customer lists, memoranda, notes, other material, that contains Confidential Information (collectively, the "Confidential Material") which are made available to a Receiving Party shall not be used except in working for the Disclosing Party and that upon the termination of this Agreement, or at any time upon request, the Receiving Party shall return to the Disclosing Party (or, at the Disclosing Party's election, destroy) all such Confidential Material.

     (c) The obligations set forth in this Section shall not preclude a Receiving Party from using or disclosing in any manner information which is, at the time of use or disclosure, public knowledge other than by a breach of duty by said party, or is disclosed pursuant to any requirement of law or regulation, or an order of a court or governmental agency, provided that the Receiving Party first notifies Disclosing Party and affords it an opportunity to obtain legal protection for the information to be so disclosed, and/or to oppose such order.


15.  Notices.
     -------

     Any notice required or permitted to be given under this Agreement shall be in writing and shall be sufficiently given when delivered in person or deposited in the United States mail (registered or certified) postage prepaid, addressed as follows:

     If to Hologic, addressed to:

          HOLOGIC, Inc.
          590 Lincoln Street

          Waltham, MA  02154 (USA)

          Attention: Mark A Duerst, Vice-President - Sales & Marketing Copy To: Law Department


     If to Distributor, addressed to:

          Physician Sales and Service
          4345 Southpoint Blvd
          Jacksonville, Florida 32216

          Attention:  Doug Harper, Senior Vice-President

or to such other addresses as may be specified from time to time in a written notice given by such party. Both parties agree to acknowledge receipt of any notice delivered in person.


16.  Trademarks and Trade Names.
     --------------------------

     (a) Distributor acknowledges that Hologic is the sole owner of the trademarks and trade names which designate and identify the Products and business (the "Marks"). Hologic's current Marks associated with the Product are listed in Exhibit D hereto.

     (b) Distributor agrees that it may only use those Marks which identify the Products it is authorized to sell and then only to further the promotion and sale of the Products such Marks identify. Distributor may only use such Marks in their standard form and style as they appear upon the Products or as instructed in writing by Hologic. No other letter(s), word(s), design(s), symbol(s), or other matter of any kind shall be superimposed upon, associated with or shown in such proximity to the Marks so as to tend to alter or dilute them.

     (c) In all advertisements, sales and promotional literature or other printed matter in which any of such Marks appear, Distributor must identify itself by full name and address and state its relationship to Hologic. Every such Mark used or displayed by Distributor must be identified as a Mark owned by Hologic, in a form and manner approved by Hologic.

     (d) On its letterheads, business cards, invoices, statements, etc., Distributor may identify itself as a distributor of the applicable unit of Hologic.

     (e) Distributor agrees that it will never use the Marks or any trademark or trade name of Hologic or its subsidiaries or affiliates, or any simulation of such marks or names as a part of Distributor's corporate or other trading name or designation of any kind.

     (f) Upon expiration or in the event of any termination of this Agreement, Distributor shall promptly discontinue every use of the Marks or any other confusingly similar word or symbol and will also promptly discontinue use of any language stating or suggesting that Distributor is a distributor of Hologic.


17.  Miscellaneous.
     -------------

(a) Section Headings as to the contents of particular paragraphs are for convenience only and are in no way to be construed as part of this Agreement, or as a limitation of the scope of the particular paragraph to which they refer.

(b) Force Majeure. Neither party shall be deemed to be in default pursuant to this Agreement so long as its failure to perform any of its obligations hereunder is occasioned solely by fire, labor disturbance, acts of civil or military authorities, acts of God, or any similar cause beyond such party's control.

(c) USA Export Controls. Notwithstanding anything contained in this Agreement to the contrary, Distributor agrees not to export, re-export, or permit the re-exportation of the Product to any country now or hereafter included in the US Department of Commerce's list of countries to which exportation of the Product is or may be restricted or prohibited, unless that exportation or re-exportation is specifically authorized by a special license issued by the US Office of Export Administration. This provision shall not be interpreted to expand the definition of "Territory" set forth in Section 2 (d) of this Agreement in any way.

(d) Compliance with Laws. Each Party shall comply with all laws, rules, regulations, governmental requirements and industry standards existing in the Territory from time to time with respect to the Product and its activities, as well as all applicable laws of the United States, including the Foreign Corrupt Practices Act and regulations promulgated thereunder.

(e) Choice of Law. This Agreement shall, for all purposes, be construed and enforced in accordance with the internal laws of the Commonwealth of Massachusetts, not including its choice of laws provisions or the United Nation Convention on the International Sale of Goods. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, which the parties fail to resolve by agreement, shall be settled by binding arbitration in the Commonwealth of Massachusetts in accordance with the commercial arbitration rules of the American Arbitration Association, applying the laws of the Commonwealth of Massachusetts as provided in this paragraph. Judgment upon any arbitration award so rendered may be entered in any court having jurisdiction, or application may be made to any such court for confirmation of such award or a judicial acceptance of such award, and for an order of enforcement or other legal remedy, as the case may be. If any portion of this Agreement shall be found to be unenforceable, such provision shall be construed by limiting and reducing its effect so as to be enforceable to the full extent compatible with respect to applicable law. The unenforceability of any one clause hereof shall in no way impair the enforceability of any other clause hereof.

(f) Waiver and Severability. Any waiver by either party of any provision of this Agreement shall not be construed or deemed to be a waiver of any other provision of this Agreement nor a waiver of a subsequent breach of the same provision. If any portion of this Agreement shall be found to be unenforceable, such provision shall be construed by limiting and reducing its effect so as to be enforceable to the full extent compatible with respect to applicable law. The unenforceability of any one clause hereof shall in no way impair the enforceability of any other clause hereof.

(g) Entire Agreement. This Agreement contains the entire Agreement of the parties, and supersedes all prior agreements, understandings, representations, conditions, warranties, and covenants, whether oral or written, between Hologic and Distributor. Any provision of any Distributor purchase documentation which is inconsistent with this Agreement shall be of no force or effect unless specifically agree to by Hologic as follows. This Agreement may not be changed or amended unless in a writing specifically referencing this Agreement, purporting to do so, and signed by both parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written by their respective authorized officials.

PHYSICIAN SALES AND SERVICE, INC.           HOLOGIC, Inc.


By:   /s/  Douglas J. Harper                By:   /s/  Steve L. Nakashige
    -------------------------                  ---------------------------------


Printed Name:    Douglas J. Harper          Printed Name:    Steve L. Nakashige
               --------------------                      -----------------------


Title:    Senior Vice President             Title:    President & COO
          ---------------------                   ------------------------------

                                   EXHIBIT A


                         PRODUCT, DISTRIBUTOR PRICING,
                         -----------------------------
                               AND PAYMENT TERMS
                               -----------------

PRODUCT DESCRIPTION                                            DISTRIBUTOR PRICING
------------------------------------------------------------------------------------------------
The following Hologic QDR Bone Densitometer
 Products:
QDR 4000 product line                                SEE PRICE LIST ATTACHED AS EXHIBIT A-1
----------------------------------------------       SEE PRICE LIST ATTACHED AS EXHIBIT A-1
QDR 4500C product line
----------------------------------------------

ALSO SEE FINDERS FEE ADDENDUM INCORPORATED INTO THIS AGREEMENT AS ATTACHMENT A-
                             11 TO THIS EXHIBIT A.

Notes
-----

1. F.O.B. customer prices include a constructed shipping charge generally reflecting average costs associated with shipment of the products in question to customer sites in the 48 contiguous United States. F.O.B. customer prices for Alaska and Hawaii are available upon request. For F.O.B. Factory purchases, shipping charges will be prepaid and added to invoice and are due upon installation (estimated shipping charge by padded van approx. $1,000 - $2,500 depending on zone).

2. Delivery: Normally approximately 60 days following receipt of order. Hologic will use reasonable commercial efforts to expedite Distributor orders which request more rapid delivery.

3. Warranty: Customer warranty is twelve (12) months from date of installation. Warranty includes computer and peripheral equipment supplied with system.

4. Installation of unit by Hologic included unless otherwise agreed. Customer is responsible to receive the unit and have a room of suitable size (as specified in Hologic technical documentation) available at date of delivery. Installations and warranty service are scheduled during standard working hours, 8AM - 6PM Monday through Friday.

5. Hologic standard operator in-service training included.

6. Products sold in the U.S. are not authorized for re-export. Warranty and service will be provided in the United States only.

7. Orders must include Hologic's Installation, Software License and Confidentiality Agreement with attached Hologic Warranty and Software License Certificate (or an equivalent document where customer provides installation), executed by the customer. (Current version is attached as Exhibit E).

PAYMENT TERMS
-------------

 PAYMENT IN FULL (FOR ALL PRODUCT AND ANY SHIPPING SERVICES, ETC.) DUE 30 DAYS
                        FOLLOWING CUSTOMER INSTALLATION.

                                 ATTACHMENT A-3
                               4500C SAP PROGRAM


General Description:
--------------------

The Strategic Alliance Program (SAP) is a financial program that allows the customer to try the 4500C DXA technology in his practice before being required to commit to purchase. The program allows for payments based upon use after enrollment in the program, collection of a deposit, and acceptance of enrollment forms. The customer is able to return the system and exit the program without penalty within the first six months. There is no minimum usage for the first six months.

Program contracts have been attached for full description of the program. (Attachment A-3.1)

Program Terms:
--------------

General terms are included in Attachment A-3.2.

Financial Arrangements:
-----------------------

A $5000 deposit is collected from the customer by PSS and forwarded with the required enrollment documents to Hologic Finance. Hologic approves all orders and forwards to Sanwa for credit approval. After acceptance and delivery, Sanwa sends [Language Deleted Due To Confidential Treatment Request.] for the purchase to PSS who in turn pays Hologic a transfer price of [Language Deleted Due To Confidential Treatment Request.]. Upon conversion of the SAP placement to a permanent lease or purchase, a second transaction occurs where Sanwa sends [Language Deleted Due To Confidential Treatment Request.] for the purchase to PSS who in turn pays Hologic a transfer price of [Language Deleted Due To Confidential Treatment Request.].

Re-Marketing Agreement:
-----------------------

This program is offered in conjunction with general program guidelines and re-marketing agreement shown in Attachment A-4.

Program Documentation:
----------------------

See Attachment A-3.1 for contracts. Required documentation also includes credit application and program deposit.

                                Attachment A-3-2
                               4500C SAP PROGRAM
                             GENERAL PROGRAM TERMS

1) THE STRATEGIC ALLIANCE PROGRAM (SAP) SHALL BE GOVERNED BY STANDARD DOCUMENTS ISSUED BY HOLOGIC AND SHALL BE MADE AVAILABLE AS A SPECIAL "PRICING" PROGRAM. THE PROGRAM MAY BE WITHDRAWN BY HOLOGIC AT ANY TIME IN THE EVENT THAT THE REQUIRED SUPPORT FOR THIS PROGRAM IN TERMS OF THE RE-MARKETING OF RETURNED SYSTEMS OR LEASE SUPPORT FOR THE PROGRAM BY SANWA BECOMES UNSATISFACTORY. A COPY OF THE SAP CONTRACT HAS BEEN ATTACHED IN SECTION A-3.1.

2) SAP ORDERS WILL BE CLOSELY REVIEWED BY BOTH HOLOGIC AND PSS TO ENSURE LEGITIMATE ORDERS AND SINCERE COMMITMENTS BY THE PHYSICIANS INVOLVED. HOLOGIC WILL HAVE FINAL SAY IN ACCEPTING ANY ORDER.

3) PSS AGREES TO HOLD OUT [Language Deleted Due To Confidential Treatment Request.] OF THE TOTAL COMMISSION, REVENUE, AND BOOKING CREDIT FROM THE SPONSORING REP, BRANCH, AND REGION UNTIL THE SAP IS CONVERTED TO PERMANENT PLACEMENT THROUGH A SALE OR LEASE. THE BALANCE OF THE [Language Deleted Due To Confidential Treatment Request.] COMMISSION, REVENUE, AND BOOKING CREDIT MAY ONLY BE EARNED IF A SUCCESSFUL CONVERSION OCCURS WITHIN 6 MONTHS FROM DATE OF INSTALLATION. PRICING OF THE SAP PROGRAM TO PSS MAY BE REVIEWED IN THE FUTURE BASED UPON SYSTEM RETURN RATES AND PROGRAM PERFORMANCE.

4) IN THE EVENT OF A "FAILED" PLACEMENT, A UNIT RETURNED BEFORE CONVERSION, PSS AGREES TO USE "BEST EFFORTS" TO ASSIST IN RE-MARKETING THE SYSTEM TO A NEW LOCATION ON A TIMELY BASIS WITHIN 90 DAYS OF NOTIFICATION OF RETURN BY THE CUSTOMER. "BEST EFFORTS" SHALL INCLUDE HAVING AN ACTIVE PROGRAM OF PROMOTION AVAILABLE TO ITS SALES STAFF ALONG WITH SUITABLE INCENTIVES FOR OBTAINING SALES FOCUS ON THE RE-MARKETING TASK AT ALL TIMES. IF RE-MARKETING IS NOT SUCCESSFUL WITHIN THE 90 DAY PERIOD, HOLOGIC MAY USE ITS DIRECT SALES STAFF OR OTHER VEHICLES DEFINED IN THE RE-MARKETING AGREEMENT WITH PSS, AND TO ANY PHYSICIAN MARKET NECESSARY, IN ORDER TO SECURE SUCCESSFUL REPLACEMENT OF THESE UNITS.

5) IN THE EVENT OF THE NEED FOR RE-MARKETING AS DEFINED IN #4 ABOVE, HOLOGIC WILL PROVIDE FOR ALL COSTS OF DE-INSTALL, RE-INSTALL, AND OPERATOR TRAINING.

                                 ATTACHMENT A-4
                   Strategic Alliance Re-Marketing Agreement


Hologic and PSS hereby agree to terms of re-marketing for all units placed under the Hologic Strategic Alliance Program (SAP) as follows;

SAP ORDERS ACCEPTED BY HOLOGIC PRIOR TO 4/6/98
----------------------------------------------

PSS agrees to use "best efforts" to re-market any systems returned using mutually established formal relocation programs. PSS and Hologic my agree to revise these programs periodically in order to ensure their continued competitiveness. Hologic may also decide to cancel any of these programs at any time should Hologic decide that its financial risks are not best protected through the continued promotion of these programs.

First 25 QDR 1000 Units to be Returned
--------------------------------------

PSS has agreed to use "best efforts" to expeditiously relocate the first 25 QDR 1000 units to be returned under the pre-4/6/98 Strategic Alliance Program. PSS shall be responsible for the design and implementation of a sales incentive program to place urgency on the re-location of these systems. This incentive program shall be outlined to Hologic and updated as any changes are required. It is projected that all 25 units will be relocated by about 8/1/98.

Hologic has agreed to offer the following optional support for these first 25 re-locations:

1) Hologic shall provide for all costs of system de-installation, storage, transportation, re-installation, operator training, lease payments required by Sanwa and warranty extension required in the re-location process.

2) Hologic shall offer special customer financing programs which shall offer the customer reduced buyout opportunities on these units and more favorable lease rates as compared to the initial SAP contract. (see Attachment A-7)

3) For all systems placed under re-SAP agreements, Hologic shall allow the entire amount of any customer deposits taken by PSS to be retained as commission in compensation for re-SAP efforts.

QDR 1000 Units Returned After the First 25 Systems
--------------------------------------------------

PSS has agreed to also use "best efforts" to expeditiously relocate any additional QDR 1000 units beyond the first 25 to be returned under the pre-4/6/98 Strategic Alliance Program. PSS shall be responsible for the design and implementation of a sales incentive program to place urgency on the re-location of these systems. The current incentive program used in these efforts is described in attachment A-4.1 and shall be updated as required to be effective.

Hologic has agreed to offer the following support for these re-locations:

1) Hologic shall provide for all costs of system de-installation, storage, re-installation, operator training, lease payments required by Sanwa and warranty extension required in the re-location process.

2) Hologic shall offer special financing programs which shall offer the customer reduced buyout opportunities on these units and more favorable lease rates as compared to the initial SAP contract. See attachment A-7.

3) For all systems placed under re-SAP agreements, Hologic shall allow the entire amount of any customer deposits taken by PSS to be retained as commission in compensation for PSS' re-SAP efforts.

Any returned units shall also be re-marketed by Hologic's direct sales staff. These sales efforts shall not be restricted by any previous contract terms as to sales territories or physician specialties where these units may be placed.

For SAP orders which have unusual circumstances surrounding them and may not be legitimate orders, PSS and Hologic agree to review these orders under the guidelines listed below.

QDR 4500C SAP ORDERS ACCEPTED BY HOLOGIC BEGINNING 4/6/98
---------------------------------------------------------

SAP orders accepted by Hologic beginning 4/6/98 shall be governed by new commission, revenue, and gross margin incentives as contained in the General Program Terms outlined in A-3.2. The following defines the process for re-marketing any units returned by customers under terms of SAP agreements accepted on or after 4/6/98:

1) PSS sales reps and Branches shall be given a period of up to six months from date of installation to convert SAP placements to permanent lease or purchase. If placements are converted during this 6 month period, the remaining 50% of commissions, revenue, and margins shall be earned by the rep/Branch. If units are not converted within this period, the rep/Branch shall permanently forfeit all rights to such credits.

2) Relocation of a returned system shall immediately become the responsibility of the branch which initially was credited with placement of that SAP system upon notification of intent to return by customer. The branch may place no additional new SAP units until the returned unit has been successfully relocated through a new order for that unit. Hologic shall place any additional new SAP orders from that branch on "hold" until it has received an acceptable contract for the re-location of the returned unit. All SAP orders from that branch, that had been previously accepted by Hologic but had not been delivered prior customer notice of a SAP system return, shall be processed and shall not be delayed by the return.

3) The Branch shall have 90 days to cure the problem of a SAP system return through successful re-location of that unit to a new customer. If the branch should not be successful within this period, the returned system shall be automatically substituted for the next SAP order placed by that Branch.

4) If the Branch has unsuccessfully attempted to relocate a returned unit for 90 days, and at the end of 90 days has no new SAP orders that would accommodate the substitution described in

     #3 above, the Region within which that branch resides shall lose all commission, revenue, and gross margin associated with the initial SAP placement until it is successfully relocated the system within any of its Branches.

     In addition, at 90 days after notification of customer intent to return, Hologic shall begin to assist in the relocation of this system through use of its own direct sales force. These sales efforts shall not be restricted by any contract terms as to sales territories or physician specialties where these units may be placed. If Hologic successfully re-locates the system through use of its direct sales staff, no commissions, deposits, Sahara credits / special discounts, or other compensation shall be due to PSS for this placement.

5) If at the end of 120 days following customer return, the Branch, Region, and Hologic have all been unsuccessful in re-location of this system, the system shall be substituted for the next new SAP order placed by the Region.

6) For any SAP returned system, PSS shall have the option of placing the system with a new customer using the then current, Hologic "lease conversion" financing program.


REVIEW OF "UNUSUAL" TRANSACTIONS
--------------------------------

Both Hologic and PSS shall use best efforts to "screen" orders submitted to ensure legitimate, good faith efforts by both the customer and sales rep to secure successful SAP placements. However, despite these efforts, "unusual transactions" may occur where a sales rep or customer may not have acted in good faith in placing the SAP order. Such "unusual transactions" may include:

 .  Refused system deliveries
 .  Systems not installed
 .  Customers unwilling to obtain operator training
 .  Systems performing no clinical studies following installation
 .  System placements creating legal disputes with customers
 .  Orders where deposit was not funded by the customer.
 . Units placed where side letters exist providing the customers with additional services or accommodations beyond the terms of the SAP contracts.

In instance of an "unusual transaction", these matters shall be documented to the Vice President of Sales at both Hologic and PSS. They shall attempt to mutually resolve these instances and may impose at their discretion, penalties, back-charges, or other sanctions as to equitably resolve these disputes for both companies. Transactions deemed "unusual" will not be considered a "sale". PSS will be responsible for re-marketing the system and covering the costs of interim lease payments, de-installation, and transportation. Hologic will cover the costs of reinstallation and retraining.

SAHARA SALES TO SAP SITES
-------------------------

PSS will not substitute or sell any Sahara ultrasound unit to a customer holding a SAP system and Hologic will not knowingly accept any such orders. In order to discourage this practice, PSS will agree that if such a sale does occur, it will
(I) withhold all Sahara commissions on these sales to the salesperson, (ii) back charge any revenue on these sales to the Branch and Region, (iii) require the SAP to convert before any credits are given for the Sahara sale.

UPGRADE OF DXA EQUIPMENT UNDER SAP CONTRACTS
--------------------------------------------

PSS shall use "best efforts" to convert SAP placements to permanent status under a lease or purchase and shall not encourage the return of any SAP equipment in favor of system upgrades to QDR 4000, QDR 4500C or any other Hologic model. From time to time, customers may demand such transactions. These transactions are costly to Hologic and therefore will be accommodate by Hologic under special terms. These terms include the charging of $5000, in addition to normal PSS transfer prices on the replacement equipment, to cover costs of system return . The replacement must be provided within a purchase or permanent lease agreement. Hologic will not replace SAP equipment with other SAP equipment.

To discourage these practices, PSS shall not allow the branch, rep or region to obtain any revenue, booking credit, or commission in these transactions. These transactions shall also not qualify as a "conversion" of a SAP placement with respect to PSS earning the conversion revenue, commission, and booking credit on the original SAP placement.

SUMMARY
-------

This re-marketing agreement seeks to define the "best efforts" process of limiting the financial risk of SAP system returns for all parties using this program. It does not impose any financial "recourse" to PSS for any systems placed under the program. These programs may be mutually reviewed and modified from time to time to ensure their continued effectiveness in securing a maximum number of permanent placements of SAP units.

                                 Attachment A-5

                       1000 PLUS CONVERSION LEASE PROGRAM

General Description:


This program is offered for the purpose of converting QDR 1000 Plus SAPs from FY97 to permanent lease agreements.

Financial Arrangements:

No new funding or revenue is available to PSS on these DXA leases. As an incentive to promote conversion of FY97 SAPs, a sales incentive of [Language Deleted Due To Confidential Treatment Request.] shall be paid to the PSS sales rep converting the SAP agreement to a permanent lease using this program.

Customer has the option of choosing either:

$1000 / mo. , 60 months, 90 day deferral, FMV

OR

$1000 / mo., 60 months, no deferral, $1.00 buyout

Program Documentation:
----------------------

Required lease documents are shown in Attachment A-5.1 and A-5.2.

                                 ATTACHMENT A-6
                         4500C CONVERSION LEASE PROGRAM

General Description:
--------------------

This program is offered for the purpose of converting QDR 4500C SAPs to permanent lease agreements. See Attachment A-4 for a description of re-marketed systems converted to this lease program.

Financial Arrangements:
-----------------------

No new funding or revenue is available to PSS on these DXA leases. As an incentive to promote conversion of FY97 SAPs, a sales incentive of [Language Deleted Due To Confidential Treatment Request.] shall be paid to the PSS sales rep converting the SAP agreement to a permanent lease under this program. No incentives are paid for FY 98 SAPs that are converted.

Customer financing is 90 day deferred FMV lease, $1250/mo., 60 payments.

Program Documentation:
----------------------

Required lease documents are shown in Attachment A-6.1.

                                 ATTACHMENT A-7
                         1000 PLUS RE-SAP LEASE PROGRAM

General Description:
--------------------

This program is offered for the purpose of re-SAPing returned QDR 1000 Plus SAPs from FY97. Program prices are modified to reflect "used / demo" systems.

Financial Arrangements:
-----------------------

No new funding or revenue is available to PSS on these DXA leases. As an incentive to place Re-SAP units, a sales incentive equal to [Language Deleted Due To Confidential Treatment Request.] shall be paid to PSS. [Language Deleted Due To Confidential Treatment Request.]

Customer financing allows normal SAP terms but modifies buyout price to [Language Deleted Due To Confidential Treatment Request.] and allows full credit of deposit to purchase (within first 12 months) and scans paid (within first 6 months) if converted to purchase. (see example contract)

Program Documentation:
----------------------

Required Re-SAP documents are shown in Attachment A-7.1.

                                 Attachment A-8
                         QDR 4500C RE-SAP LEASE PROGRAM

General Description:
--------------------

This program is offered for the purpose of re-SAPing returned QDR 4500C SAPs . Program prices are modified to reflect "used / demo" systems.

Financial Arrangements:
-----------------------

No new funding or revenue is available to PSS on these DXA leases. As an incentive to place Re-SAP units, a sales incentive equal to [Language Deleted Due To Confidential Treatment Request.] shall be paid to PSS. [Language Deleted Due To Confidential Treatment Request.]

Customer financing allows normal SAP terms but modifies buyout price to [Language Deleted Due To Confidential Treatment Request.] and allows full credit of deposit to purchase (within first 12 months) and scans paid (within first 6 months) if converted to purchase. (see example contract)

Program Documentation:
----------------------

Required Re-SAP documents are shown in Attachment A-8.1.

                                 Attachment A-9
                        STANDARD HOLOGIC LEASE PROGRAMS

General Description:
--------------------

Hologic shall offer general lease programs for all Hologic equipment for use by PSS. Lease options shall be:

     90 day deferred, 60 month, FMV
     no deferral, 60 month, $1.00 buyout


Financial Arrangements:
-----------------------

Rates will be updated every Tuesday and shall be available by contacting Hologic Finance.

Program Documentation:
----------------------

Required Lease documents are shown in Attachment A-9.1 , A-9.2 , and A-9.3.

                                Attachment A-10
                         HOLOGIC PROMOTIONAL INCENTIVES
                 FOR ORDERS RECEIVED JULY 6 - SEPTEMBER 25 ONLY

General Description:
--------------------

This program offers a special "promotional" incentives for business conducted between July 6th and September 25, 1998. (Hologic's 4th Quarter)

Financial Arrangements:
-----------------------

[Language Deleted Due To Confidential Treatment Request.] Incentive to be paid to PSS for any new DXA "sale" (not including SAPs) with completed order received during this time period.

[Language Deleted Due To Confidential Treatment Request.] Sahara incentive to be paid for any Sahara "sale" with completed order received during this time period. Sales of Saharas provided under special SAP "re-marketing" programs that are obtained at below normal transfer prices do not qualify for these incentives.

Hologic agrees to increase this incentive payment to a total of [Language Deleted Due To Confidential Treatment Request.] per Sahara sale on all qualifying orders (excluding units from re-marketing programs as described above) once a total of [Language Deleted Due To Confidential Treatment Request.] orders have been received during this period.

                                ATTACHMENT A-11

                              FINDERS FEE ADDENDUM

1.  Appointment and Obligations as Finder.
    -------------------------------------

    (a) Hologic hereby appoints the Distributor to act as Hologic's Finder for the purpose of finding potential Hologic customers for Designated Products in the Territory, all in accord with Hologic's then-current Finder's Fee Policy (current version attached).

     (b) Finder shall not prepare or accept orders, or incur any liability on behalf of Hologic; nor in any way pledge or purport to pledge Hologic's credit; nor describe or hold itself out as an employee, distributor, sales representative or agent of Hologic for the Designated Product; nor describe itself other than as a Finder for the Designated Product; nor make any claims, warranties or representations with respect to the Designated Products, except such which have been previously approved in writing by Hologic. Finder shall bear all expenses incurred by it in acting hereunder, including (without limiting the generality of the foregoing) all office expenses, traveling and entertainment expenses, postage and salaries.

2.  Obligations and Rights of Hologic.
    ---------------------------------

     (a) Hologic shall pay to Finder, in full consideration for its services, under the conditions set out in Exhibit A hereto the Finders Fees as described below:

     Designated Product           Finders Fee
     ------------------           -----------
     QDR 4000             [Language Deleted Due To Confidential Treatment
                           Request.]

     QDR 4500C            [Language Deleted Due To Confidential Treatment
                           Request.]

     QDR 4500W            [Language Deleted Due To Confidential Treatment
                           Request.]

     QDR4500SL or
     QDR4500A             [Language Deleted Due To Confidential Treatment
                            Request.]


     (b) In the event that Hologic does not receive full payment for Designated Product sold through the Finder's efforts, Hologic may deduct from future Finders Fees an amount equal to the Finders Fee paid in connection with said Designated Product.

     (c) Hologic shall be solely responsible for all negotiations with Hologic customers and implementation of the actual sales agreement, as well as the installation, in-service application customer training, support, warranty, and after-warranty service of all units of the Designated Product ordered by Hologic customers by reason of this Addendum. All credit appraisal of potential customers, risk of credit extended to such customers and collections pursuant to such credit extensions shall be the sole responsibility of Hologic. At no time shall the title to any Designated Products be transferred to or vested in Finder, but shall remain in Hologic at all times until transferred to a customer. All remittances by the customer shall be made directly to the order of Hologic and transmitted by the customer directly to Hologic. Hologic reserves the right, in its absolute and sole discretion, at any time and from time to time, to refuse to sell to any customer and to decline the acceptance of any order transmitted to it through Finder's efforts, or to terminate this Addendum upon thirty (30) days notice.

3. Except as expressly stated in this Addendum, the Terms of the Agreement to which this Addendum is attached shall apply and govern the relationship of Hologic and Distributor.

                                 HOLOGIC, INC.
                                 -------------

                      POLICY FOR FINDER'S FEE ELIGIBILITY
                                 April 2, 1997

Sales Finders
-------------

Under this form of relationship, the Sales Finder provides to Hologic active, interested sales prospects, which are not also being solicited by Hologic's direct sales force or another Sales Finder. Hologic coordinates the activities of its Sales Finders and sales force by requiring that sales prospects be registered. Hologic may approve, or disapprove a proposed sales prospect in its discretion. Normally, Hologic will not approve a sales prospect if either Hologic's sales force, or another ISO is pursuing the prospect. Once Hologic has approved a proposed prospect, the Sales Finder is eligible for a Finder's Fee if the prospect places an approved order directly with Hologic, but not if a sale is made through an Hologic Distributor. Hologic's registration process, and its Finder's Fee policies are described in more detail in the next section.

Finder's Fees
-------------

Registration of Prospects
-------------------------

Hologic requires formal registration of prospects to become eligible for a Finder's Fee. A registration form has been attached for use in this process. Prospect registrations are to be filed with the Manager , Corporate Partners or Regional Sales Manager for your area. Status of prospect shall be confirmed with you, in writing, generally within 72 hours of receipt of registration form. Registrations remain "active" for six months from date of receipt and approval by Hologic. Prospects must be re-registered for consideration beyond this period. Hologic reserves the right to reject any prospects at its sole discretion.

Finders Fees.
------------

Once a prospect has been registered, Finder's fees are paid once a sale has been successfully completed including full collection of all amounts due.

Checklist of Activities Required of Sales Organization to Earn Fees
-------------------------------------------------------------------

Hologic has attempted to keep the process for earning Finder's Fees simple yet fully documented for the protection of the ISO. For this procedure to work properly, Hologic's insists that all procedures be followed.

Finder's Fee Program Steps
--------------------------

1)  ISO completes Prospect Registration Form;

2) ISO supplies registration form to Hologic's Corporate Partners' Group (mail to: Carol Vega, Hologic, Inc., 590 Lincoln St, Waltham, MA 02154);

3) ISO obtains prospect status from Hologic (generally about 72 hours) confirming it is not an active Hologic prospect;

4)  Hologic and ISO coordinate account follow up

5)  Hologic issues quotation to prospect

6) ISO and Hologic cooperate in management and communicating account status

7)  Order issued to Hologic by prospect

8)  Prospect completes payments on purchase as required

9)  Hologic issues fees to ISO

                           PROSPECT REGISTRATION FORM
                           --------------------------

Prospect Name   _______________________

Address         _______________________

                _______________________
City            _______________________
State           _______________________
Zip             _______________________

Phone           _______________________
FAX             _______________________

Other Contacts at Account: (examples: partners, secretaries, business managers,
-------------------------
administrators, purchasing agents)

Name / Phone:

Account Background and Interest
-------------------------------
(Supply a short summary of account activity to date)



Competition
-----------



Budget Information
------------------

                                   EXHIBIT B


                          SALES TARGET AND SALES PLAN
                          ---------------------------



                                  SALES TARGET
                                  ------------

Distributor's Sales Target shall be mutually agreed. For PSS Fiscal 1998 goals shall correspond to corporate "can-do" targets.

   [Language Deleted Due To Confidential Treatment Request.] Sahara [Language Deleted Due To Confidential Treatment Request.] QDR 4500C [Language Deleted Due To Confidential Treatment Request.] QDR 4000

                                   SALES PLAN
                                   ----------

(a) Distributor will inform and assign all of its sales personnel and sub-distributors in the Territory to market and sell the Product, will provide for appropriate training, and will use its usual marketing efforts to promote the Product, including calling on general prospects, and follow-up calls to interested prospects, and participation in significant trade shows aimed at Target Customers in the Territory.

(b) For the duration of this Agreement, Distributor shall designate a full-time Product Manager whose assignment will be to oversee distributor's relationship with Hologic under this Agreement, to manage distributor's marketing program for Product in the Territory, to serve as the primary contact with Hologic, and to be responsible for compliance with section 4(d) of this Agreement.

(c) Distributor shall have the right to purchase (under Hologic's standard terms) two (2) units of Product per year in the Territory for marketing and demonstration use, and not for resale for at least six (6) MONTHS after purchase, at an additional discount of [Language Deleted Due To Confidential Treatment Request.]. Any such purchase shall not count toward Distributor's minimum purchase obligation.

(d) Distributor and Hologic shall consult and agree upon, and implement an optimal training program for Distributor's sales staff and subdistributors, which program shall include in-person training by Hologic personnel within an agreed time following commencement of this Agreement, and follow-up training during each year thereafter.

                                   EXHIBIT C


                      TERM, TERRITORY, TARGET CUSTOMERS,
                       -----------------------------------
                             AND RESERVED CUSTOMERS
                             ----------------------


TERM: two (2) years from (Effective Date) June 1, 1998, expiring on May 31, 2000.

TERRITORY:          United States of America, not including its territories or possessions.


TARGET CUSTOMERS:   all private offices and clinics of physicians and
                    chiropractors, NOT INCLUDING radiologists, hospitals, imaging centers, mammography centers, or non-medical settings such as Pharmacies or retail settings. Non-exclusive rights to sell to any existing Hologic DXA user that is a member of the target customer specialties described in this section and is not trading in equipment as a condition of the new system purchase.



RESERVED CUSTOMERS: System upgrades for QDR systems that involve a trade-in of
                    QDR or other Hologic equipment.

                    United States Veterans Administration Hospitals and all other hospitals, clinics, offices and entities owned or administered by any agency of the United States Government.

                    Such other national accounts as may be agreed. Distributor and Hologic shall consult with respect to the best approach to selling to the following and other national accounts.



NOTE: Hologic has direct agreements with the following buying groups which offer reduced prices to members of those groups. In individual cases, Hologic may be willing to grant concessions in its pricing to the Distributor with respect to members of these buying groups, or in certain circumstances to arrange for the Distributor to act as an Hologic sales representative in connection with sales to these accounts. See your sales support contact for details (before making any contact with the account).

          Amerinet, Inc., St. Louis, MO, its participating shareholders (currently Hospital Shared Services, Warrandale, PA; Intermountain Health Care Inc., Salt Lake City, UT; and Vector Health Systems, Providence RI) and their member institutions.

       American Physician Partners, Dallas TX  ., and their member institutions.

       Medecon and their member institutions.

       Purchase Connection / CHOR, Chatsworth, CA., and their member institutions

       American Imaging Alliance, Del Mar, CA., and their member institutions.

       Columbia Healthcare Corporation (One Park Plaza, Nashville, TN) and entities owned, managed or controlled by it.

       University Hospital Consortium, Oak Brook IL, and its Members and Network Partners

       Spectrascan Imaging, Inc., Winsor, CN, and its member institutions.

       Osteoporosis Centers of America, Inc., Chicago, IL, and its member institutions.

                                   EXHIBIT D


                                 HOLOGIC MARKS
                                 -------------
                           (as of date of Agreement)
                           -------------------------



QDR

QDR-1000

HOLOGIC (logo)

QDR 4500

ACCLAIM

Subject to change and addition of Marks.

                                   EXHIBIT E



          INSTALLATION, SOFTWARE LICENSE AND CONFIDENTIALITY AGREEMENT
          ------------------------------------------------------------
                                      AND
                                      ---
               HOLOGIC WARRANTY AND SOFTWARE LICENSE CERTIFICATE
               -------------------------------------------------



                                    ATTACHED
                                    --------


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

                                 HOLOGIC, INC.
                                 -------------

INSTALLATION, SOFTWARE LICENSE AND CONFIDENTIALITY AGREEMENT
------------------------------------------------------------

This Installation, Software License and Confidentiality Agreement describes the relationship between Hologic, Inc. ("Hologic") and the Customer (which is the organization or entity described in the signature block to this Agreement). It provides for Hologic installation, service, and warranty of equipment, for the license of software, and for protection of Hologic confidential information in connection with purchases of Hologic products through an Hologic Distributor.

INSTALLATION. Hologic will cause to be installed systems designated on the attached Quotation as Hologic-installed, at no charge, at the Customer's premises. Customer shall cooperate with Hologic and shall be responsible for maintaining the premises in compliance with Hologic's site specifications and all applicable government regulations.

WARRANTY AND SOFTWARE LICENSE. Software is licensed and Hologic products are warranted under Hologic's Warranty and Software License Certificate attached to this Agreement.

CONFIDENTIAL INFORMATION. Customer acknowledges that all drawings, diagrams, specifications, devices, information, documents and other materials (except as established to be in the public domain) furnished by Hologic and identified as "Confidential" or the like, including but not limited to customer manuals ("Confidential Information"), contain valuable proprietary information or trade secrets developed at great expense by Hologic. Customer agrees to hold Confidential Information in confidence, and not to use, reproduce or distribute it except to Customer's employees who may use it as part of their duties. Customer agrees to report promptly to Hologic any unauthorized disclosure of any Confidential Information.

DISPUTES. This Agreement is entered into and governed by the laws of Massachusetts without reference to its conflict of laws provisions. Any action relating to Hologic, this Agreement, or goods purchased or licensed hereunder, shall be brought in Massachusetts. All objections to venue are waived, and Customer consents to service or process by certified mail addressed to the address set forth below.

ENTIRE AGREEMENT THIS AGREEMENT (INCLUDING THE ATTACHED WARRANTY AND SOFTWARE LICENSE CERTIFICATE) CONTAIN HOLOGIC'S ENTIRE AGREEMENT WITH AND OBLIGATION TO THE CUSTOMER. It supersedes all other quotations, agreements, understandings, warranties and representations (written or oral) between the parties, or made by Distributor. It may be modified only by a subsequent written agreement which purports to do so, which refers specifically hereto, and which is signed by duly authorized officers of Customer and Hologic. DISTRIBUTOR IS NOT AUTHORIZED TO MODIFY THESE TERMS IN ANY WAY, AND HOLOGIC ASSUMES NO LIABILITY FOR ANY DISTRIBUTOR REPRESENTATIONS.

ACCEPTED:  AGREED:

                        ("CUSTOMER NAME") HOLOGIC, INC.

------------------------------
By:                             By:
   ---------------------------      ----------------------------------
Name:                           Name:
   ---------------------------      ----------------------------------

Title:                          Title:
   ---------------------------      ----------------------------------

Address:
        ----------------------

        ----------------------

                                 HOLOGIC. INC.
                   WARRANTY AND SOFTWARE LICENSE CERTIFICATE
                             (US/Canada)V.5/2/11/97

WARRANTY. All Hologic goods sold hereunder are warranted to the original Buyer (purchaser or lessee) in the United States or Canada to perform substantially in accord with their published functional specifications as of the date of Delivery (shipment) and to be free from defects in material and workmanship for the period specified in an Hologic Quotation, or if no period is specified for one year from the date of installation (or Delivery if items are installed by Buyer). Hologic does not warrant that use of goods will be uninterrupted or error-free. THE FOREGOING WARRANTY IS IN LIEU OF AND EXCLUDES ALL OTHER WARRANTIES NOT EXPRESSLY SET FORTH HEREIN, WHETHER EXPRESS OR IMPLIED BY OPERATION OF LAW OR OTHERWISE, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

WARRANTY SUPPORT. Requests for warranty support should be placed by telephone with the Hologic Customer Support Center at 1-(800)-321-HOLX during the period 8 AM to 10 PM Eastern time, Monday through Friday, exclusive of Hologic holidays. Initial warranty support will be provided by telephone. If a telephone fix is not possible, Hologic and Buyer will determine the most appropriate and timely course of action to effect the repair. If Hologic determines that on-site support is required, it will promptly provide an ETA for arrival of appropriate personnel. Warranty support includes all costs of labor, parts and travel to the Buyer's site in the United States or Canada.

PREVENTIVE MAINTENANCE. During the warranty period, warranted items will receive one preventive maintenance visit at no charge. This visit may be made in conjunction with a warranty service visit.

LIMITATIONS ON WARRANTY. This warranty shall not apply to any item that is: (a) repaired, moved, or altered other than by Hologic or its authorized service personnel; (b) subjected to physical or electrical abuse, stress, or misuse; (c) operated in any manner inconsistent with applicable Hologic instructions for use; or (4) designated in an Hologic Quotation or its product description as supplied on a pre-release or "as-is" basis. In no event shall Hologic be liable on any claim unless written notice is received by Hologic within thirty (30) days after discovery of the defect or cause of action. Buyer shall afford Hologic prompt and reasonable opportunity to inspect all materials against which any claim is made. If Hologic and Buyer are unable to settle any claim, Buyer must institute legal action against Hologic within one year after such claim arises; thereafter all such claims shall be barred notwithstanding any statutory period of limitation.

SOFTWARE LICENSE. Buyer is granted a non-exclusive royalty-free license to use software supplied under this Agreement ("Software") solely on the equipment on which it is first installed for as long as Buyer shall own such equipment, for performing and analyzing scans acquired on said equipment in the normal course of Buyer's business, and for no other purpose or business. No license is provided to use Software for multi-site quality control or data review purposes. Title to Software shall at all times remain with Hologic. Software shall be treated as confidential information subject to the Confidential

Information provisions of this Agreement. Buyer shall maintain all copyright, proprietary and other notices on the Software, and shall not decompile, disassemble or reverse engineer the Software, and shall not make it available to any party except employees using the Software as part of their duties. If Buyer transfers scanning equipment purchased hereunder to a third party, Buyer may assign the right to use Software on said equipment to said third party provided that such third party first agrees in writing to be bound by, and to permit Hologic to enforce these terms. Buyer has no other right to use, sell, assign, transfer, copy or sublicense Software.

LIMIT OF LIABILITY. Notwithstanding any other provision, (1) Hologic shall not be liable for any SPECIAL, incidental or consequential losses, damages, or expenses (INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, DATA, OR USE), directly or indirectly arising from the sale, handling or use of items ordered or furnished hereunder, or from any cause relating thereto; and (2) Hologic's liability for any cause whatsoever, whether based upon warranty, contract, tort, negligence, or other legal theory, is expressly limited to repair or replacement (at Hologic's option and in the form originally shipped) of items not complying with these Terms or, at Hologic's election, the repayment of, or crediting Buyer with, an amount equal to the purchase price of such items.

CUSTOMER AGREEMENT
                   -------------------------------------------------------------
                   (INITIALS/DATE)
-------------------